UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

APTINYX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38535	47-4626057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Davis Street, Suite 600
Evanston, IL	60201
(Address of principal executive offices)	(Zip Code)

(847) 871-0377

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	APTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2020, Aptinyx Inc. (“Aptinyx” or the “Company”) announced that, on April 3, 2020, Wilbur H. Gantz III, the current Chairman of the Company’s Board of Directors (the “Board”), notified the Company of his upcoming retirement, effective as of the close of the Company’s 2020 Annual Meeting of Stockholders on May 20, 2020 (the “Annual Meeting”). Mr. Gantz, 82, has served as Chairman of the Company’s Board since the Company’s inception in 2015. He was also previously Chairman of, and an early investor in, the Company’s predecessor entity, Naurex Inc. (“Naurex”). During Mr. Gantz’s tenure, both Naurex and Aptinyx have benefitted from his extensive senior executive experience, steady oversight and governance, commitment to the Company’s technology, and financial support through equity investments.

Patrick G. Enright, currently a member of the Company’s Board, has been appointed to serve in the role of Chairman of the Board upon the effectiveness of Mr. Gantz’s resignation. Mr. Enright is a Founder and Managing Partner of Longitude Capital, a venture capital firm that has been a shareholder of Aptinyx since the Company’s Series A financing in 2016. Mr. Enright has served on the Company’s Board and Audit Committee since May 2016. Mr. Enright also currently serves as a member of the boards of directors of Aimmune Therapeutics, Inc., Jazz Pharmaceuticals plc, and several privately held companies, as well as the National Venture Capital Association. The Company believes Mr. Enright is well-qualified to serve as Chairman of the Company’s Board based on his extensive experience in the life sciences industry in both operating roles and as an investor.

In addition, the Company announced that, on April 3, 2020, James N. Topper, M.D., Ph.D., notified the Company of his intention not to stand for reelection at the Annual Meeting. Accordingly, after serving the remainder of his full term as a Class II director, which term expires as of the close of the Annual Meeting, his service on the Company’s Board will end. Dr. Topper, a Managing Partner of Frazier Healthcare Partners, joined the Board in May 2016 in connection with that firm’s investment in the Company’s Series A financing.

Both Mr. Gantz’s resignation and Dr. Topper’s decision not to stand for reelection were voluntary and neither decision was the result of any disagreement with the operations, policies, or practices of the Company. The Company thanks Mr. Gantz and Dr. Topper for their service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptinyx Inc.

Date: April 6, 2020	By:	/s/ Norbert G. Riedel
Norbert G. Riedel
President and Chief Executive Officer